SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 3, 2007

FBR Capital Markets Corporation

(Exact name of Registrant as specified in its charter)

Virginia	20-5164223	001-33518
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North,

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

       On July 3, 2007, FBR Capital Markets Corporation issued a press release announcing that the underwriters of its initial public offering have exercised their over-allotment option to purchase an additional 955,950 shares of common stock at the initial public offering price of $17.00 per share. Friedman, Billings, Ramsey Group, Inc. will sell all the shares in connection with the exercise of the over-allotment option. Friedman, Billings, Ramsey & Co., Inc. and Lehman Brothers acted as joint book-running managers and as representatives for the underwriters of this offering. A copy of the press release is attached as Exhibit 99.1.

EXHIBIT

99.1	FBR Capital Markets Corporation Press Release dated July 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR Capital Markets Corporation

July 5, 2007	By:	/s/ Kurt R. Harrington
Kurt R. Harrington Executive Vice President, Chief Financial Officer and Treasurer